                                                       Exhibit No. EX-99.6(b)(1)

                                    EXHIBIT A

                          SUBADVISORY AGREEMENT BETWEEN
                     GARTMORE GLOBAL ASSET MANAGEMENT TRUST
               (formerly Villanova Global Asset Management Trust)
                        GARTMORE VARIABLE INSURANCE TRUST
                  (formerly Nationwide Separate Account Trust)
                          AND Gartmore Global Partners

                            Effective _______, 2003

       Funds of the Trust                     Advisory Fees              Effective Date
       ------------------                     -------------              --------------
Gartmore GVIT Emerging Markets Fund       .575% of the Fund's average    August 30, 2000
(formerly Gartmore NSAT Emerging          daily net assets
Markets Fund)

Gartmore GVIT International Growth Fund   .50% of the Fund's average     August 30, 2000
(formerly Gartmore NSAT International     daily net assets
Growth Fund)

Gartmore GVIT Global Leaders Fund         .50% of the Fund's average       Not Seeded
(formerly Gartmore NSAT Global            daily net assets
Leaders Fund)

Gartmore GVIT European Leaders Fund       .50% of the Fund's average       Not Seeded
(formerly Gartmore NSAT European          daily net assets
Leaders Fund)

Gartmore GVIT Global Small                .575% of the Fund's average      Not Seeded
Companies Fund (formerly                  daily net assets
Gartmore NSAT Global Small Companies
Fund)

Gartmore GVIT OTC Fund (formerly          .50% of the Fund's average       Not Seeded
Gartmore NSAT OTC Fund)                   daily net assets

Gartmore GVIT Global Utilities Fund       .40% of the Fund's average    December 18, 2001
                                          daily net assets

Gartmore GVIT Global Financial            .50% of the Fund's average    December 18, 2001
   Services Fund                          daily net assets

Gartmore GVIT Asia Pacific Leaders Fund   .50% of the Fund's average       Not Seeded
                                          daily net assets

Gartmore GVIT Developing Markets Fund     .575% of the Fund's average
                                          daily net assets

                                          TRUST
                                          Gartmore Variable Insurance Trust


                                          By:
                                               ---------------------------------
                                          Name:
                                          Title:


                                          ADVISER
                                          Gartmore Global Asset Management Trust


                                          By:
                                               ---------------------------------
                                          Name:
                                          Title:


                                          SUBADVISER
                                          Gartmore Global Partners


                                          By:
                                               ---------------------------------
                                          Name:
                                          Title: